GIBRALTAR INDUSTRIES, INC.

Unaudited Financial Results Adjusted to

Reflect Discontinued Operations

	As of 12/31/01	As of 12/31/02	As of 12/31/03	As of 12/31/04	As of 12/31/05	TTM(2)

Net Sales(1)	$479.4	$502.2	$618.1	$837.0	$1,036.9	$1,222.4
Gross Profit(1)	$87.2	$97.8	$122.5	$171.1	$195.8(3)	$244.4(3)
Operating Income(1)	$24.2	$35.8	$46.5	$70.4	$85.7(3)	$108.8(3)
EBITDA(1)	$40.9	$49.2	$61.0	$87.5	$106.3(3)	$134.4(3)
Net Income(1)	$8.4	$17.7	$22.3	$39.5	$44.4(3)	$63.0(3)
Free Cash Flow(1)	$29.5	$40.2	$45.1	$67.5	$88.8(3)	$107.8(3)

(1)  $ in Millions

(2)  12 Months Ended 6/30/06

(3)  Before financing charges related to the Gibraltar Industries, Inc. capital restructuring and fair market value adjustments to inventories in connection with purchase price allocations.

Trailing Twelve Month Sales By

Operating Segment as of June 30, 2006

(in Millions)

Building Products

$804

Processed Metal Products

$415